January 9, 2014

To the Board Directors of
VR Holdings, Inc.

Re: Resignation

Due to the press of other business, I do hereby resign as a Chairman, Chief Financial Officer, Principal Accounting Officer, and Assistant Secretary of VR Holdings, Inc., with such resignation to take effect immediately. There have been no disputes between me and VR Holdings, Inc. I agree with the statements contained in the Form 8-K to be filed by VR Holdings, Inc. with respect to my resignation as Chairman, Chief Financial Officer, Principal Accounting Officer, and Assistant Secretary of VR Holdings, Inc.

Very truly yours,

John E. Baker

John E. Baker